Exhibit 99.1

Ingevity Corporation 4920 O’Hear Avenue
Suite 400
North Charleston, SC 29405 USA www.ingevity.com

Contact:

Laura Woodcock 843-746-8197 laura.woodcock@ingevity.com

Investors:

Jack Maurer 843-746-8242 jack.maurer@ingevity.com

Ingevity names Stacy Lancaster Cozad as executive vice president, general counsel and secretary

NORTH CHARLESTON, S.C., January 13, 2021 – Ingevity Corporation (NYSE:NGVT) today announced that it has named Stacy Lancaster Cozad as executive vice president, general counsel and secretary, effective February 1, 2021. The general counsel role became vacant with the retirement of Katherine C. Burgeson on August 1, 2020.

“Stacy brings a wealth of legal experience to Ingevity that will support our already adept and accomplished legal team,” said Fortson. “Her seasoned career has encompassed a broad range of legal experience, from litigation, transactions, compliance and corporate governance. We are excited and honored to have Stacy join Ingevity’s leadership team as general counsel.”

Cozad joins Ingevity from Spirit AeroSystems Holdings, Inc. (NYSE: SPR), where she served as senior vice president, general counsel, chief compliance officer and corporate secretary since January 2016. Her responsibilities included the company’s ethics and compliance program, contracts management, export compliance, business continuity and corporate governance. Prior to joining Spirit, Cozad was with Southwest Airlines Co., first as senior attorney from 2006 to 2009 and then as associate general counsel – litigation from 2009 to 2015. During her time at Southwest, Cozad oversaw diverse legal issues including litigation, and government and regulatory investigations. Prior to joining Southwest, Cozad worked in private practice at Cash Klemchuk Powers Taylor LLP and at Carrington, Coleman, Sloman & Blumenthal, LLP, where she practiced as a litigation associate and then as a partner of the firm. Cozad also served as a briefing attorney for one year at the Supreme Court of Texas for former Associate Justice John Cornyn (now a U.S. Senator). Cozad holds a bachelor’s degree in behavioral science from Concordia University Texas and a juris doctor from Pepperdine University.

Ingevity: Purify, Protect and Enhance

Ingevity provides specialty chemicals, high-performance carbon materials and engineered polymers that purify, protect, and enhance the world around us. Through a team of talented and experienced people, Ingevity develops, manufactures, and brings to market products and processes that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving, oil exploration and production, agrochemicals, adhesives, lubricants, publication inks, coatings, elastomers, bio-plastics and automotive components that reduce gasoline vapor emissions. Headquartered in North Charleston, South Carolina, Ingevity operates from 25 locations around the world and employs approximately 1,850 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information, visit www.ingevity.com.

Cautionary Statements About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; and the impact of COVID-19. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, adverse effects from the COVID-19 pandemic; adverse effects of general economic and financial conditions; risks related to international sales and operations; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K, Form 10-Q and other periodic filings. These forward-looking statements speak only as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.